UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/13/2011

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2011, the Board of Directors (the "Board") of Marriott International, Inc. (the "Company"), upon recommendation of the Board's Compensation Policy Committee, made the following executive officer appointments, effective March 31, 2012:

    1)        J.W. Marriott, Jr. will remain Chairman of the Board of Directors of the Company, serving as the Company's Executive Chairman, and will no longer serve as the Company's Chief Executive Officer;

    2)        Arne M. Sorenson will become the Company's President and Chief Executive Officer and will no longer serve as the Company's Chief Operating Officer; and

    3)        Robert J. McCarthy, the Company's current Group President, will become Chief Operations Officer.

Biographical and other information on Messrs. Marriott, Sorenson and McCarthy is set forth below:

Mr. Marriott, age 79, has been Chief Executive Officer of the Company and its predecessors since 1972, and Chairman of the Board since 1985. He joined the Company's predecessor in 1956, and became President and a Director in 1964. Mr. Marriott serves on the Board of The J. Willard & Alice S. Marriott Foundation. He is a member of the National Business Council and the Executive Committee of the World Travel & Tourism Council. He is the father of John W. Marriott III, the non-employee Vice Chairman of the Company's Board of Directors.

Mr. Sorenson, age 53, joined Marriott in 1996 as Senior Vice President and Associate General Counsel. He was appointed Senior Vice President of Business Development later that year. Mr. Sorenson was appointed Executive Vice President and Chief Financial Officer in 1998 and assumed the additional title of President, Continental European Lodging, in January 2003. In May 2009, Mr. Sorenson was named President and Chief Operating Officer of the Company. Prior to joining Marriott, he was a Partner in the law firm of Latham & Watkins in Washington, D.C., where he played a key role in 1992 and 1993 in the distribution of Old Marriott International, Inc. by Marriott Corporation. Mr. Sorenson serves on the Board of Regents of Luther College in Decorah, Iowa. He also serves on the Board of Directors of Wal-Mart Stores, Inc. Mr. Sorenson became a member of the Company's Board of Directors on February 11, 2011.

Mr. McCarthy, age 58, currently serves as the Company's Group President and has overall responsibility for the financial management and leadership of over 3,000 hotels in the Americas spanning multiple lodging brands, and a work force of 120,000 associates. In addition, Mr. McCarthy oversees The Ritz-Carlton, as well as staff support services to the Company's continental organizations around the globe in sales, revenue management, marketing, brand management, and operations. He chairs the Company's Lodging Strategy Group. Mr. McCarthy is a member of the Dean's Advisory Board at both the Villanova University School of Business and the Cornell University School of Hotel Administration. He serves as a board member of the Autism Learning Center as well as the ServiceSource Foundation, an organization supporting people with disabilities.

A copy of the press release announcing the appointments of Messrs. Marriott, Sorenson and McCarthy is filed as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this report:

Exhibit 99.1 - Press release issued on December 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: December 14, 2011	By:	/s/
Carl T. Berquist
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated December 13, 2011.